UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  December 21, 2016

GLOBAL PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	001-32593	74-3140887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 9161 800 South Street Waltham, Massachusetts 02454-9161
(Address of Principal Executive Offices)

(781) 894-8800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.          Entry into a Material Definitive Agreement

On December 21, 2016, Global Partners LP (the "Partnership") and certain of its subsidiaries entered into the Seventh Amendment to the Second Amended and Restated Credit Agreement (the "Seventh Amendment"), which amends the Second Amended and Restated Credit Agreement dated December 16, 2013 (as amended, the "Credit Agreement"). The Seventh Amendment amends certain terms of the Credit Agreement to: (i) permit the use of borrowings to make the Discounted Lease Termination Payment in an amount not to exceed $62,000,000 and the Lease Termination Expense Payment in an amount not to exceed $15,000,000 (each as defined therein); (ii) for covenant calculation purposes, adjust the calculation of EBITDA as defined in the Credit Agreement to provide for an addback of the one-time non-recurring cash expense not to exceed $77,000,000 incurred in connection with the Lease Termination (as defined therein); and (iii) accelerate the step-down in the combined total leverage ratio from 5.50 times to 5.00 times (5x) effective with the fiscal quarter ending December 31, 2016.

All other material terms of the Credit Agreement remain the same as disclosed in the Partnership's Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

The foregoing description of the Seventh Amendment does not purport to be complete and is qualified in its entirety by reference to the Seventh Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01.          Other Events

On December 21, 2016, Global Companies LLC ("Global"), an indirect wholly owned subsidiary of the Partnership, elected to voluntarily terminate early (effective December 31, 2016) that certain Master Sublease Confirmation (the "Master Confirmation") by and between the Master Confirmation counterparty (the "Counterparty") and Global with respect to certain railcars that were subleased by Global from the Counterparty and pay a mutually agreed termination payment comprised of the Discounted Lease Termination Payment plus the Lease Termination Expense Payment.  In the fourth quarter of 2016, the Partnership expects to incur a one-time expense of approximately $81,000,000 associated with the early termination.  In addition to the Discounted Lease Termination Payment, the one-time expense includes costs for future railcar storage, freight, cleaning and inspection services as well as certain non-cash accounting adjustments associated with the early termination.  Separately, Global entered into a fleet management services agreement (effective January 1, 2017) with the Counterparty, pursuant to which Global will provide future railcar storage, freight, cleaning, inspection, insurance, and other services on behalf of the Counterparty.

Item 9.01.          Financial Statements and Exhibits

(d)	Exhibit

10.1	Seventh Amendment to Second Amended and Restated Credit Agreement dated December 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
GLOBAL PARTNERS LP
		By:	Global GP LLC,
its general partner

Dated:	December 22, 2016		By: /s/ Edward J. Faneuil
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Seventh Amendment to Second Amended and Restated Credit Agreement dated December 21, 2016.